POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

		Each of the undersigned hereby constitutes and appoints Donald G. Fisher and Anne B. Gust, each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 200,000 shares of common stock issuable under The Gap, Inc. Nonemployee Director Deferred Compensation Plan, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Adrian D.P. Bellamy       		Date:  August 26, 1997
    Adrian D. P. Bellamy


/s/ John G. Bowes             	Date:  August 26, 1997
    John G. Bowes


/s/ Millard S. Drexeler         	Date:  August 26, 1997
    Millard S. Drexler


/s/ Donald G. Fisher           	Date:  August 26, 1997
    Donald G. Fisher


/s/ Doris F. Fisher             	Date:  August 26, 1997
    Doris F. Fisher


/s/ Robert J. Fisher            	Date:  August 26, 1997
    Robert J. Fisher


/s/ Lucie J. Fjeldstad       	Date:  August 26, 1997
    Lucie J. Fjeldstad


/s/ William A. Hasler      	Date:  August 26, 1997
    William A. Hasler


/s/ John M. Lillie            	Date:  August 26, 1997
    John M. Lillie


/s/ Charles R. Schwab        	Date:  August 26, 1997
    Charles R. Schwab


/s/ Brooks Walker, Jr.         	Date:  August 26, 1997
    Brooks Walker, Jr.


/s/ Sergio Zyman               	Date:  August 26, 1997
    Sergio Zyman